UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2006
Commission File Number 1-5097
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010
(State of Incorporation)	(I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201 (Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
     On January 25, 2006, the shareholders of Johnson Controls, Inc. (the “Company”) approved the adoption of the Johnson Controls, Inc. Annual and Long-Term Incentive Performance Plan (the “ALTIPP”) at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”). The ALTIPP is a new compensation plan that is intended to replace the Company’s two current Executive Incentive Compensation Plans (together the “EICP”) and the Company’s Long-Term Performance Plan (the “LTPP”). The Company will generally use the ALTIPP to provide an incentive for selected key employees of the Company and its affiliates to achieve specified performance goals with a view toward enhancing shareholder value. The Compensation Committee (the “Committee”) of the Board of Directors of the Company will administer the ALTIPP with respect to executive officers of the Company, and the Chief Executive Officer of the Company will administer the ALTIPP with respect to all other participants. The Company may grant two types of awards under the ALTIPP: annual awards, which have a performance period of no more than one fiscal year, and long-term awards, which have a performance period of more than one fiscal year (in either case, the fiscal year may be that of the Company or any affiliate).
     In conjunction with the adoption of the ALTIPP, the Committee terminated awards granted under the LTPP for the three-year performance periods ending on September 30, 2006 and 2007, respectively, which termination was subject to the approval of the ALTIPP by the shareholders at the Annual Meeting. In their place, the Committee (or the Chief Executive Officer with respect to non-executive officer participants) granted new awards under the ALTIPP to executive officer and non-executive officer participants covering the same three-year periods at the same target dollar levels but using different performance measures, which are Return on Invested Capital, pre-tax, which awards were also subject to the approval of the ALTIPP by the shareholders at the Annual Meeting. In addition, the Committee (or the Chief Executive Officer with respect to non-executive officer participants) made an annual award for Fiscal 2006 and a long-term award for the three-year performance period beginning on October 1, 2005 under the ALTIPP executive officer and non-executive officer participants, which awards were also subject to the approval of the ALTIPP by the shareholders at the Annual Meeting. The performance measures for the annual award for Fiscal 2006 and those for the three-year performance period beginning on October 1, 2005 are also Return on Invested Capital, pre-tax.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
BY:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer

Date: January 31, 2006

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